      As filed with the Securities and Exchange Commission on March 4, 1998
                                                           Registration No. 333-

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE MAXIM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   58-2060334
---------------------------------           -------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification
of incorporation or organization)                       Number)

                   210 TownPark Drive, Kennesaw, Georgia 30144
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1993 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                                   A.J. NASSAR
                      President and Chief Executive Officer
                               210 TownPark Drive
                             Kennesaw, Georgia 30144
                                 (770) 590-9369
                   -------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------

                              Copies Requested to:
                             Robert T. Molinet, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3643

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                      Proposed Maximum         Proposed Maximum
  Title of Securities         Amount to be           Offering Price Per       Aggregate Offering                Amount of
    to be Registered           Registered                 Share(1)                 Price(1)                  Registration Fee
    ----------------           ----------            ------------------       ------------------             ----------------
Options and Shares of
$.001 par value                 1,000,000                  $ 18.53               $ 18,530,000                     $ 5,467
Common Stock                     Shares
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the New York Stock Exchange on March 3, 1998.

================================================================================

        This Registration Statement covers 1,000,000 additional shares of the $.001 par value Common Stock of The Maxim Group, Inc. (the "Company") issuable pursuant to the Company's 1993 Stock Option Plan, as amended, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File No. 33-80984, as filed with the Securities and Exchange Commission on June 30, 1994, and File No. 333-19691, as filed with the Securities and Exchange Commission on January 13, 1997, are incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

2. The Company's Amendment No. 1 on Form 10-K/A dated October 9, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

3. The Company's Amendment No. 2 on Form 10-K/A dated October 14, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

4. The Company's Amendment No. 3 on Form 10-K/A dated October 15, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

5. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997;

6. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997;

7. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997;

8.       The Company's Current Report on Form 8-K dated September 25, 1997;

9.       The Company's Current Report on Form 8-K dated October 16, 1997; and

10. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 12, 1993 and as amended by Amendment No. 1 on Form 8-A/A as filed with the Commission on August 26, 1993.

ITEM 4. DESCRIPTION OF SECURITIES.

        No response is required to this item.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        No response is required to this item.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

        Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        No response to this Item is required.

ITEM 8. EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from either (i) a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Registrant, Registration No. 33-66926 (referred to as "SB-2");
(ii) the Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1995 (referred to as "10-K"); (iii) a Registration Statement on Form S-4 under the Securities Act of 1933 for the Registrant, Registration No. 333-8713 (referred to as "S-4") and (iv) a Registration Statement on Form S-8 under the Securities Act of 1933 for the Registrant, Registration No. 33-80984 (referred to as "S-8"). The exhibit number corresponds to the exhibit number in the referenced document.

        EXHIBIT
        NUMBER             DESCRIPTION OF EXHIBIT
        ------             ----------------------
         *4.2            Form of Incentive Stock Option Agreement (S-8).

          5.1            Opinion of Smith, Gambrell & Russell, LLP.

        *10.1            Registrant's 1993 Incentive Stock Option Plan (SB-2).

        *10.1.1          Amendment No. 1 to 1993 Stock Option Plan (10-K).

        *10.1.2          Amendment No. 2 to 1993 Stock Option Plan (S-4).

         10.1.3          Amendment No. 3 to 1993 Stock Option Plan.

         23.1            Consent of Arthur Andersen LLP.

         23.2            Consent of KPMG Peat Marwick LLP.

         23.3 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

         24.1            Powers of Attorney.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kennesaw, State of Georgia, on the 2nd day of March, 1998.

                                    THE MAXIM GROUP, INC.



                                    By: /s/ A. J. Nassar
                                        -----------------------------
                                                A. J. Nassar
                                        President and Chief Executive
                                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


                SIGNATURE                                     Title                                 Date
                ---------                                     -----                                 ----
/s/ A. J. Nassar                            President, Chief Executive Officer                  March 2, 1998
-------------------------------------       and Director (principal executive
A. J. Nassar                                officer)

/s/ Thomas P. Leahey                        Executive Vice President, Finance                   March 2, 1998
-------------------------------------       and Treasurer (principal financial
Thomas P. Leahey                            officer)


/s/ H. Gene Harper                                 Chief Financial Officer and                  March 2, 1998
-------------------------------------            Secretary (principal accounting
H. Gene Harper                                              officer)

                 *                               Senior Executive Vice President                March 2, 1998
-------------------------------------                     and Director
James W. Inglis

                 *                                          Director                            March 2, 1998
-------------------------------------
David E. Cicchinelli

                                                            Director                           March __, 1998
-------------------------------------
Richard A. Kaplan

                SIGNATURE                                     TITLE                                 DATE
                ---------                                     -----                                 ----
                    *                                       Director                            March 2, 1998
-------------------------------------
J. Michael Nixon

                    *                               Executive Vice President                    March 2, 1998
-------------------------------------                     and Director
H. Stanley Padgett

                    *                                 Chairman of the Board                     March 4, 1998
-------------------------------------
M.B. Seretean

                                                            Director                            March __, 1998
-------------------------------------
Herb Wolk

*By: /s/ A. J. Nassar
     --------------------------------
     A.J. Nassar, as Attorney-in-Fact

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                        DESCRIPTION OF EXHIBIT
  ------                        ----------------------
  5.1               Opinion of Smith, Gambrell & Russell, LLP.

  10.1.3            Amendment No. 3 to 1993 Stock Option Plan.

  23.1              Consent of Arthur Andersen LLP.

  23.2              Consent of KPMG Peat Marwick LLP.

  24.1              Powers of Attorney.